Exhibit 5.1

425 Market Street San Francisco California 94105-2482 Telephone: 415.268.7000 Facsimile: 415.268.7522 www.mofo.com	morrison & foerster llp Austin, beijing, berlin, boston, brussels, denver, hong kong, london, los angeles, new york, palo alto, san diego, san francisco, shanghai, singapore, tokyo, washington, d.c.

May 24, 2022

Augmedix, Inc.

111 Sutter Street, Suite 1300

San Francisco, California 94104

Re: Registration Statement on Form S-3 (File No. 333-264337)

Ladies and Gentlemen:

We are acting as counsel to Augmedix, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company from time to time of shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $25,000,000 (the “Shares”), pursuant to a prospectus supplement dated May 24, 2022, and the accompanying base prospectus dated May 6, 2022 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-264337) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be sold by the Company pursuant to the terms of the Open Market Sale Agreement, dated May 24, 2022 (the “Sales Agreement”), by and between the Company and Jefferies LLC (the “Sales Agent”), and in the manner described in the Registration Statement and the Prospectus. The Shares will be issued from time to time in public offerings at market or negotiated prices under Rule 415 of the 1933 Act.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have further assumed that, upon the issuance of any of the Shares, the total number of shares of the common stock issued and outstanding will not exceed (i) the total number of shares of the common stock that the Company is then authorized to issue under the Company’s Restated Certificate of Incorporation (the “Charter”) and (ii) the number of Shares issued and sold will not be in excess of the limitations set forth in General Instruction I.B. 6 to Form S-3. This opinion letter is given, and all statements herein are made, in the context of the foregoing. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Based upon and subject to the foregoing, we are of the opinion that the Shares will be duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Sales Agreement and resolutions of the Board of Directors or a duly authorized committee thereof, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP